UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 26, 2005

WASTE CONNECTIONS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation or organization)

COMMISSION FILE NO. 1-31507

94-3283464
(I.R.S. Employer Identification No.)

35 Iron Point Circle, Suite 200, Folsom, CA 95630
(Address of principal executive offices) (Zip code)

(916) 608-8200
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any registration statement or other filing pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

During our earnings conference call on July 26, 2005, we highlighted the following outlook for the third quarter 2005.

(Dollar amounts are approximations)

For the third quarter of the year, we estimate our revenue to be approximately $185 million to $187 million, with internal growth for solid waste excluding commodities to be between 4.5% and 5.0%: about 3.0% price growth and the remainder volume growth. Intermodal services is estimated to contribute approximately $10 million of revenue and is included in the $185 million to $187 million range. We estimate our depreciation and amortization expense to be approximately 8.9% of revenue, operating income to be approximately 25.2% of revenue, and operating income before depreciation and amortization expense to be approximately 34.1% of revenue, or between $63 million to $64 million. Minority interests expense is expected to be approximately 1.8% of revenue. We expect our tax rate to be approximately 35.2%. Our fully diluted share count is estimated to be approximately 48.5 million shares.

These estimates exclude the impact of any additional acquisitions or any share repurchases that may be completed during the third quarter.

Operating income before depreciation and amortization is considered a non-GAAP financial measure, and is provided supplementally because it is widely used by investors as a valuation and liquidity measure in the solid waste industry. It is not a substitute for, and should be used in conjunction with, GAAP financial measures. Management uses operating income before depreciation and amortization as a principal measure to evaluate and monitor the ongoing financial performance of our operations. Other companies may calculate operating income before depreciation and amortization differently. A reconciliation of operating income before depreciation and amortization is as follows for the third quarter outlook: operating income of $46.6 million to $47.1 million (25.2% of revenue) plus depreciation and amortization of $16.5 million to $16.6 million (8.9% of revenue) equals operating income before depreciation and amortization of $63.1 million to $63.7 million.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this Form 8-K are forward-looking in nature.  These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or comparable terminology, or by discussions of strategy.  Waste Connections' business and operations are subject to a variety of risks and uncertainties and, consequently, actual results may differ materially from those projected by any forward-looking statements.  Factors that could cause actual results to differ from those projected include, but are not limited to, the following: (1) Waste Connections may be unable to compete effectively with larger and better capitalized companies and governmental service providers, which may result in reduced volume and revenues and lower profits; (2) increases in Waste Connections' insurance costs and the amount that it self-insures for various risks could reduce its operating margins and reported earnings; (3) further increases in the price of fuel may adversely affect Waste Connections' business and earnings; (4) increases in labor and disposal and related transportation costs could reduce Waste Connections' operating margins; (5) Waste Connections may lose contracts through competitive bidding, early termination or governmental action, which would cause its volumes and revenues to decline; (6) competition for acquisition candidates, consolidation within the waste industry and economic and market conditions may limit Waste Connections' ability to grow through acquisitions; (7) Waste Connections' intermodal business could be adversely affected by steamship lines diverting business to ports other than those it services, by heightened security measures or actual or threatened terrorist attacks, or by other reductions or deteriorations in rail service, which could cause its intermodal revenues to decline; (8) Waste Connections' growth and future financial performance depend significantly on its ability to integrate acquired businesses into its organization and operations; (9) Waste Connections' acquisitions may not be successful, resulting in changes in strategy, operating losses or a loss on sale of the business acquired; (10) Waste Connections' Amended and Restated Credit Agreement and other factors and considerations may limit the number of shares repurchased under Waste Connections' stock repurchase program; (11) the geographic concentration of Waste Connections' business makes its pricing growth and operating results vulnerable to economic and seasonal factors affecting the regions in which it operates; (12) Waste Connections volume growth may be limited by the inability to renew landfill operating permits, obtain new landfills and expand existing ones; (13) extensive and evolving environmental laws and regulations may restrict Waste Connections' operations and growth and increase its costs; and (14) Waste Connections may be subject in the normal course of business to judicial and administrative proceedings that could interrupt its operations, require expensive remediation and create negative publicity.  These risks and uncertainties, as well as others, are discussed in greater detail in Waste Connections' filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K.  There may be additional risks of which Waste Connections is not presently aware or that it currently believes are immaterial which could have an adverse impact on its business.  Waste Connections makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WASTE CONNECTIONS, INC.
Date: July 26, 2005	BY:	/s/ Worthing F. Jackman
Worthing F. Jackman,
Chief Financial Officer